MUTUAL RELEASE AND SEPARATION AGREEMENT

      THIS MUTUAL RELEASE AND SEPARATION AGREEMENT (this "Agreement") is made as of the 10th day of August, 2005, by JAMES E. KIMBLE, an individual ("Kimble"), and GLOBETEL COMMUNICATIONS CORP., a Delaware corporation ("GlobeTel").


                             Preliminary Statements
                             ----------------------

      Kimble has been employed by GlobeTel as Vice President of Network Operations pursuant to a certain Key Executive Employment Agreement dated October 15, 2002 (the "Employment Agreement"). In connection with Kimble's employment, GlobeTel has granted Kimble the option to purchase shares of common stock of GlobeTel as set forth in that certain Option Agreement dated as of December 31, 2004 (the "Option Agreement").

      Kimble and GlobeTel wish to resolve and to settle all issues between them relating to the employment of Kimble by GlobeTel, including without limitation, all issues relating to salary and bonus payable to Kimble, as hereinafter set forth.


                              W I T N E S S E T H:
                              --------------------

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

            1. Preliminary Statements. The foregoing Preliminary Statements are true and form a part of this Agreement.

            2. Severance. GlobeTel shall pay to Kimble:

            (a) the sum of Fifty Five Thousand and 00/100 Dollars ($55,000.00) in cash, an amount equal to six months salary under the Employment Agreement, concurrently with the execution and delivery of this Agreement;

            (b) the sum of Fifty Five Thousand and 00/100 Dollars ($55,000.00) in freely tradable shares of common stock of GlobeTel, an amount payable in lieu of bonus for 2005 (the "Bonus Shares"), the value of which shall be based on the fair market value for a share of common stock measured by the closing sale price for a share of common stock at the close of trading on August 19, 2005 as reported on the principal securities exchange on which shares of common stock are listed (the "Fair Market Value"). The Bonus Shares shall be delivered by GlobeTel to Kimble's brokerage account as set forth in Schedule 2(b) before the close of business on August 24, 2005, without restrictive legend, or other restriction on transfer, and shall be freely tradable without registration under the Securities Act of 1933, as amended (the "Securities Act). GlobeTel agrees to pay all taxes and governmental charges applicable to the issuance of the Bonus Shares, other than income taxes payable by Kimble in connection therewith; and

            (c) the sum of Three Hundred Sixty Thousand and 00/100 Dollars ($360,000) payable in three installments of shares of common stock of GlobeTel, as a settlement and separation payment (the "Settlement Shares"), the value of which shall be based on the Fair Market Value for a share of common stock at the close of trading on the last trading day prior to issuance. The Settlement Shares shall be delivered by GlobeTel to Kimble's brokerage account as set forth in Schedule 2(b) in accordance with the following schedule:

      Issuance Date No Later Than        Fair Market Value of Payment in Shares
      ---------------------------        --------------------------------------

      August 24, 2004                                     $122,400
      January 4, 2006                                     $118,800
      August 1, 2006                                      $118,800

The Settlement Shares shall be freely tradable without registration under the Securities Act or other restriction on transfer when issued. GlobeTel agrees to pay all taxes and governmental charges applicable to the issuance of the Settlement Shares, other than income taxes payable by Kimble in connection therewith.

            3. Treatment of Stock Options.

                  (a) Kimble may either:

                    (i) exercise all of his options (the "Options") to purchase shares of common stock ("Option Shares") concurrently with the exercise and delivery of this Agreement; or

                    (ii) exercise the Options in whole or part from time to time at any time during the option period set forth in the Option Agreement.

                  (b) GlobeTel hereby amends the Option Agreement to delete any reference to the GlobeTel Stock Option Plan, including but not limited to, any provision providing that the Option Agreement incorporates any terms of the GlobeTel Stock Option Plan that requires a holder of Options to exercise such options prior to the end of the option term in the event of termination of employment, and to confirm that the Options may be exercised at any time or from time to time during the option term set forth in the Option Agreement. GlobeTel agrees to take such actions as may be necessary to facilitate the exercise of the Options and the issuance of Option Shares during the option term set forth in the Option Agreement, including, without limitation, the delivery of the Options Shares to Kimble's brokerage account as set forth on Schedule 2(b) following exercise of the Options.

            4. Retention and Assignment of Ownership of Certain Property. GlobeTel hereby assigns to Kimble all right, title and interest that it may have in the SysteMax Workstation, HP printer, HP laptop and cell phone, and their respective peripheral equipment, in the possession of Kimble. Kimble shall delete or cause to be deleted any and all proprietary information, trade secrets or any other information or programs on said equipment that are the property of GlobeTel. This shall include any work-product of Kimble that was created on behalf of GlobeTel or at GlobeTel's expense.

            5. Transferability of Settlement Shares, Bonus Shares and Option Shares.

                  (a) GlobeTel agrees to register, or otherwise cause the Settlement Shares, the Bonus Shares and the Option Shares (collectively, the "Shares") to be freely tradable without the need for registration, under the Securities Act of 1933, as amended (the "Securities Act"), at the time of issuance of such Shares.

                  (b) If, at any time, GlobeTel shall file a registration statement registering shares of common stock GlobeTel shall include in such registration statement, at its sole cost and expense, all of the Settlement Shares and Option Shares, and any other Shares that (x) have not previously been registered for resale by Kimble under the Securities Act and (y) may not be freely transferred without registration under the Securities Act, and immediately upon effectiveness of such registration statement and the issuance of such Shares, all such Shares shall be freely tradable by Kimble without further restriction. Notwithstanding the foregoing, if the shares being registered on any such registration statement relate to an underwritten offering and the managing underwriters of such offering determine that the total amount of shares of common stock that GlobeTel or any selling shareholder intends to include in such offering would adversely effect the success of the offering, then the amount of Shares shall be reduced pro rata, or excluded in their entirety, to the extent recommended by such managing underwriters.

                  (c) GlobeTel shall cooperate to permit the transfer of the Shares by Kimble in accordance with this Agreement, including, without limitation, by providing appropriate instructions and opinions to GlobeTel's transfer agent to facilitate transfer, and by providing Kimble and his counsel and any stock broker employed by Kimble, as well as any prospective transferee of Shares, with such affidavits, certificates and legal opinions as they may reasonably request to facilitate transfer of the Shares.

            6. Effect of Sale. In the event that GlobeTel, its subsidiary, Sanswire Networks LLC, or any material proprietary technology of GlobeTel or its subsidiaries is sold or otherwise transferred or disposed of (each a "Sale Event"), GlobeTel shall take all actions necessary to:

                    (i)  immediately  issue  all  outstanding   installments  of
Settlement Shares;

                    (ii) cause any Shares that (x) have not previously been registered under the Securities Act and (y) may not be transferred without registration under the Securities Act, including, without limitation, by filing a registration statement under the Securities Act registering such Shares to become freely tradable by Kimble within fifteen (15) days of the Sales Event; and

                    (iii) in the case of a merger or other sale of GlobeTel, ensure that Kimble receives consideration for Shares held by him that is equal or greater in value to the consideration payable to any other holders of shares of common stock.

            7. Mutual Release. In consideration of the agreements and mutual promises made herein, GlobeTel, on the one hand, and Kimble, on the other hand, hereby mutually release and forever discharge each other, from all actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, trespasses, damages, judgments, claims, demands and all other liabilities and obligations whatsoever, in law or in equity, known or unknown, existing or which may arise in the future, and fixed or contingent (each a "Claim"), that the parties ever had, now has or hereafter, can, shall or may have, from any matter, cause or thing whatsoever, from the beginning of the world through the date hereof, other than the parties' respective obligations under this Agreement and the other agreements contemplated hereby. The parties represent that no portion of any Claim has been assigned or transferred by subrogation or otherwise to any other person, firm, or entity.

            8. Liquidated Damages. In the event that GlobeTel breaches any of its obligations hereunder, GlobeTel hereby agrees to pay as liquidated damages for each individual breach, and not as a penalty, an amount equal to One Hundred Fifty Percent (150%) of the Fair Market Value of the Shares, including, without limitation, any (x) Option Shares issuable under the Option Agreement or (y) Settlement Shares issuable under Section 2.(c) of this Agreement, not previously disposed of by Kimble as of the date of each breach. GlobeTel will upon demand pay to Kimble the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which Kimble may incur in connection with the exercise or enforcement of his rights under this Agreement or the failure by GlobeTel to perform or observe any of the provisions of this Agreement.

            9. Miscellaneous

                  (a) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supercedes all prior agreements and understandings, written or oral; is irrevocable and may not be modified or terminated except to the extent, if any, set forth in a writing signed by the parties.

                  (b) Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with Tennessee law without giving effect to the choice of law provisions thereof. Any legal proceeding arising out of or relating to this Agreement shall be brought in any state court having jurisdiction located in Davidson County, Tennessee, or in the United States District Court, Middle District of Tennessee. Each party consents to the jurisdiction of such courts in any legal proceeding and waives any objection to the laying of venue of any legal action in any such court.

                  (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be and constitute an original and one and the same instrument. A copy or facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as originals.

                  (d) Severability. If any term, provision or portion of this Agreement is held to be unlawful, in conflict with federal, state or other applicable law or otherwise enforceable, the remainder of this Agreement shall continue in full force and effect to the same extent as if the illegal or invalid provision was not included in this Agreement and the remainder of the Agreement shall be enforced to give effect to the fullest extent legally permissible the intent and purposes of the parties as evidenced by this Agreement.

                  (e) Notices. Any notice or other communication required or permitted hereunder shall be in writing and delivered at the addresses set forth below, or mailed by registered or certified mail, return receipt requested, postage prepaid, or by any courier service of recognized national standing, addressed as follows, or to such other address or addresses as may be hereafter furnished by one party to the other party in compliance with the terms hereof:

               If to Kimble, to:

                        James E. Kimble
                        107 Cedar Ridge Way
                        Hendersonville, TN  37075

               With a copy to:

                        Ruden, McClosky, Smith,
                        Schuster & Russell, P.A.
                        200 East Broward Boulevard
                        Fort Lauderdale, Florida  33301
                        Attention:  Diane J. Geller, Esq.

               If to GlobeTel, to:

                        GlobeTel Communications
                        9050 Pines Blvd., Suite 110
                        Pembroke Pines, FL  33024
                        Attention: Jonathan D. Leinwand, Esq., General Counsel


            11. Effectiveness. This Agreement shall bind and benefit Kimble and GlobeTel but shall not become effective or enforceable in any respect until the date executed and delivered by the each of the parties (the "Effective Date").



               THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the dates set forth below.

Signed, sealed and delivered
in the presence of:


--------------------------------            -----------------------------------
Witness                                     James E. Kimble

                                            Date:                     , 2005
                                                 ---------------------

--------------------------------
Witness




STATE OF _______________   )
                           ) ss:
COUNTY OF _____________    )


      On this day of __________, 2005, before me a Notary Public, personally appeared James E. Kimble who executed the above Mutual Release and Separation Agreement, and acknowledged the same to be his free act and deed.

Personally Known:                    or Produced Identification:               .
                  ------------------                             --------------
Type of Identification Produced:                                               .
                                 ----------------------------------------------



                                  NOTARY PUBLIC


                                  Sign
                                      ------------------------------------------

                                  State of __________ at Large
                                  My Commission Expires:
                                                         -----------------------
                                  Serial Number, if any:
                                                         -----------------------

                                            GLOBETEL COMMUNICATIONS CORP., a
                                            Delaware corporation


--------------------------------         By: -----------------------------------
Witness                                      Name:
                                             Title:

                                             Date:                     , 2005
                                                  --------------------
--------------------------------
Witness


STATE OF _______________   )
                           ) ss:
COUNTY OF ______________   )


      On this __ day of __________, 2005, before me a Notary Public, personally appeared _______________________________, as the ___________________________, of
GLOBETEL COMMUNICATIONS CORP., a Delaware corporation, who executed the above Mutual Release and Separation Agreement, and acknowledged the same to be his free act and deed, on behalf of the corporation and partnership.

Personally Known:                    or Produced Identification:               .
                  ------------------                             --------------
Type of Identification Produced:                                               .
                                 ----------------------------------------------


                                  NOTARY PUBLIC


                                 Sign
                                     -------------------------------------------

                                 State of __________ at Large
                                 My Commission Expires:
                                                        ------------------------
                                 Serial Number, if any:
                                                        ------------------------